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                                     EXHIBIT 5.1

                                     [Letterhead]


October 8, 1996


Biocircuits Corporation
1324 Chesapeake Terrace
Sunnyvale, CA 94089

RE:  BIOCIRCUITS CORPORATION

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Biocircuits Corporation (the "Company") of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of 2,903,321 shares of the Company's Common Stock (the "Shares"), with a par value of $0.001 (the "Common Stock") to be sold by certain stockholders as described in the Registration Statement, (i) 1,930,462 of which are being issued by the Company in a private financing pursuant to a Common Stock and Warrant Purchase Agreement dated as of September 30, 1996, (the "Financing"), (ii) 965,231 of which are issuable pursuant to the exercise of warrants which are being issued in the Financing, (iii) 2,500 of which are issuable pursuant to the exercise of warrants issued in connection with a line of credit agreement dated April 4, 1996 and (iv) 5,128 of which are issuable pursuant to the exercise of warrants issued in connection with a standby letter of credit issued on August 6, 1996. Defined terms used herein shall have the meanings attributed to such terms in the Registration Statement unless otherwise stated herein.

In connection with this opinion, we have examined the Registration Statement, the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement, will be validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

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Biocircuits Corporation
October 8, 1996
Page 2


Very truly yours,

Cooley Godward LLP



Deborah A. Marshall